Exhibit 5.1

Mitchell Silberberg & Knupp llp A Law Partnership Including Professional Corporations

December 1, 2017

Board of Directors

Helios and Matheson Analytics Inc.

Empire State Building

350 5th Avenue

New York, New York 10118

Gentlemen:

We have acted as counsel to Helios and Matheson Analytics Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) on September 15, 2017 under the Securities Act of 1933, as amended (the “Securities Act”), of the Company’s registration statement on Form S-3 (the “Registration Statement”), as amended on December 1, 2017, relating to the registration of an aggregate of 3,043,030 shares of common stock (the “Shares”) of the Company, $0.01 par value (“Common Stock”), that may be offered for sale from time to time by the selling security holder named therein (the “Selling Security Holder”). The Shares have been or may be issued to the Selling Security Holder upon the conversion or otherwise pursuant to Senior Secured Convertible Notes (the “Notes”) in the principal amount of $10,300,000 and upon the exercise or otherwise pursuant to a warrant for the purchase of shares of Common Stock (the “Warrant”), both issued by the Company in a private offering that was completed on August 16, 2017. This opinion is delivered pursuant to the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

As your counsel in connection with this opinion, we have examined the Notes, the Warrant and such other corporate records, documents, and instruments of the Company and reviewed such questions of law as we have deemed necessary for the purpose of rendering the opinions set forth herein and we have examined the proceedings taken by the Company relating to the issuance and sale by the Company of the Notes and the Warrant. We have also examined the Registration Statement as filed with the Commission in accordance with the provisions of the Securities Act, and the rules and regulations of the Commission thereunder.

We have examined such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinion set forth below. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers and employees of the Company.

Based upon the foregoing, and subject to the limitations, qualifications, exceptions and assumptions expressed herein, we are of the opinion that the Shares, when issued in accordance with the terms of the Notes and the Warrant, will be validly issued, fully paid and non-assessable shares of Common Stock of the Company.

11377 West Olympic Boulevard, Los Angeles, California 90064-1683 Phone: (310) 312-2000 Fax: (310) 312-3100 Website: www.msk.com

This opinion is given as of the date hereof and we have no obligation to update this opinion to take into account any change in applicable law or facts that may occur after the date hereof.

This opinion is opining upon and is limited to the current federal laws of the United States and the Delaware General Corporation Law as such laws presently exist and to the facts as they presently exist. We express no opinion with respect to the effect or applicability of the laws of any other jurisdiction. We assume no obligation to revise or supplement this opinion letter should the laws of such jurisdiction be changed after the date hereof by legislative action, judicial decision, or otherwise.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our firm name under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations promulgated thereunder. This opinion is given as of the effective date of the Registration Statement, and we are under no duty to update the opinions contained herein.

Yours very truly,

/s/ MITCHELL SILBERBERG & KNUPP LLP